                                                                    Exhibit 99.1


               Laminating Technologies, Inc. and Subsidiary (LTI)
                  Pro Forma Consolidated Financial Information
                As of March 31, 1999 and for the year then ended

                                          March 31, 1999               Ref.                         March 31, 1999
                                            (Unaudited)              Footnote      Adjustments        Pro Forma
                                             ---------               --------      -----------        ---------
Consolidated balance sheet:
Assets:
  Cash                                     $  1,880,570                 (1)      $    477,890       $  2,358,460
  Accounts receivable                           197,733                 (2)          (197,733)                --
  Inventory                                     400,812                 (3)          (400,812)                --
  Property and equipment, net                   261,234                 (4)          (261,234)                --
  Other assets                                   61,516                                                   61,516
                                           ------------                                             ------------

    Total assets                           $  2,801,865                                             $  2,419,976
                                           ============                                             ============

Liabilities and stockholders' equity:
Liabilities:
  Accounts payable and
    accrued expenses                       $    150,228                                    --       $    150,228
  Note payable                                   39,840                                    --             39,840
                                           ------------                                             ------------
    Total liabilities                           190,068                                    --            190,068

Stockholders' equity:
  Preferred stock                                    --                                    --                 --
  Common stock                                   31,851                                    --             31,851
  Additional paid-in capital                 11,709,254                                    --         11,709,254
  Accumulated deficit                        (9,129,308)                (5)          (381,889)        (9,511,197)
                                           ------------                                             ------------
    Total stockholders' equity                2,611,797                                                2,229,908
                                           ------------                                             ------------

    Total liabilities and
      stockholders' equity                 $  2,801,865                                             $  2,419,976
                                           ============                                             ============

Consolidated statement of operations:
  Net sales                                $  1,877,703                                    --       $  1,877,703
  Cost of goods sold                         (1,283,642)                                   --         (1,283,642)
  Operating expenses                         (1,798,044)                                   --         (1,798,044)
  Other income (expenses), net                  236,807                 (6)          (381,889)          (145,082)
                                           ------------                                             ------------

    Net loss                               $   (967,176)                                            $ (1,349,065)
                                           ============                                             ============


Footnote references:

(1)      - Cash has been adjusted to reflect the proceeds of the sale as follows:

         Accounts receivable                    $146,867
         Inventory                               200,406
         Property and Equipment, net             130,617
                                                --------
                                                $477,890
                                                ========

(2)      - Accounts receivable has been adjusted to reflect the removal of the assets sold.
(3)      - Inventory has been adjusted to reflect the removal of the assets sold.
(4)      - Fixed assets have been adjusted to reflect the removal of assets sold.
(5)      - Accumulated deficit has been adjusted to reflect the additional loss attributable to the sale.
(6)      - Other income (expense) has been adjusted to reflect the recording of the loss on sales of the operating assets.